UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 26, 2009
I2 TELECOM INTERNATIONAL, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5070 Old Ellis Pointe, Suite 110, Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:	(404) 567-4750
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by i2 Telecom International, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01	Entry into a Material Definitive Agreement

Furthermore, effective June 26, 2009, we entered into a First Amendment to Subscription Agreement (the “Amendment”), which amends the terms of a subscription agreement dated June 5, 2009, with Stephen F. Butterfield, Living Trust U/A/D 01/12/1999 (the “Butterfield Trust”) to correct a typographical error in the number of warrants to be issued to the Butterfield Trust. The Amendment provides that for each share of Series F Convertible Preferred Stock purchased by the Butterfield Trust, the Company will issue to the Butterfield Trust, for no additional consideration, a warrant to purchase 1,000 shares of common stock, no par value, of the Company. The Amendment also extended the date on which the Butterfield Trust can request to convert its shares of Series F Convertible Preferred Stock into a promissory note, upon the occurrence of certain events, from July 1, 2009 to July 30, 2009.

Item 8.01	Other Events

We are offering to certain of our existing noteholders the opportunity to exchange some or all of the principal, interest and loan fees under the notes for different series of preferred stock of i2 Telecom IP Holdings, Inc., a Delaware corporation and our wholly owned subsidiary (“IP Holdings”). In some instances the noteholders will also receive cash in the exchange. Each noteholder has twenty business days to accept this offer. The issuance price of the preferred stock of IP Holdings is $1.00 for every $1.00 of each note being exchanged. Dividends accrue on the issuance price at a rate of 12% per annum. The preferred stock has the terms set forth in the designation of preferred stock attached hereto as Exhibit 4.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.01

Certificate of The Designations, Preferences, Rights And Limitations Of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of i2 Telecom IP Holdings, Inc.

10.01	First Amendment to Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I2 TELECOM INTERNATIONAL, INC.
(Company)

Date	June 30, 2009
By:		/s/ Paul Arena
Name		Paul Arena
Title:		Chief Financial Officer